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                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-61862 and 333-100648) and Form S-8 (Nos. 333-108767, 333-99729, 333-75406, 333-49656, 333-33464, 333-30518, 333-74343,
333-45425 and 333-04131) of ScanSoft, Inc. of our report dated February 26, 2004, relating to the financial statements, which appears in this Annual Report on Form 10-K/T.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
January 6, 2005